UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
November 29, 2007

____________________________

DIGITALFX INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

001-33667 (Commission File Number)		65-0358792 (IRS Employer Identification No.)
3035 East Patrick Lane Suite #9 Las Vegas, NV 89120 (Address of Principal Executive Offices and zip code)

702-938-9300
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause DigitalFX International, Inc.’s (the “Registrant,” “we,” “our” or “us”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2007, the Registrant entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) pursuant to which the Registrant agreed to issue an aggregate of $7.0 million of a three-year senior secured convertible notes, and five-year warrants to purchase 875,000 shares, to the Investors. The convertible notes will carry interest at 7.50% per annum on the unpaid/unconverted principal balance, payable quarterly in cash, and will be secured on a senior basis against all of the assets of the Registrant. The convertible notes will convert to approximately 2,500,000 shares, based on a conversion price equal to $2.80 per share. The warrants will have an exercise price of $2.93 per share.

The convertible notes will be convertible at the option of the Investors prior to their maturity. Additionally, beginning twelve (12) months after closing, and provided that an event of default has not occurred, the Registrant will be able to require the Investors to convert the convertible notes to common stock if the simple average of the daily volume weighted average price of the Registrant’s common stock is 175% of the initial conversion price ($2.80), or $4.90, for twenty (20) consecutive trading days.

The maturity date of the convertible notes will be three years following the closing date. The Investors will be entitled to accelerate the maturity in the event that there occurs an event a default under the convertible notes, including, without limitation, if the Registrant fails to register for resale the shares underlying the convertible notes and warrants, if the Registrant fails to pay any amount under the convertible notes when due, if a judgment is rendered against the Registrant in an amount set forth in the convertible notes, if the Registrant breaches any representation or warranty under the Securities Purchase Agreement or other transaction documents, or if the Registrant fails to comply with the specified covenants set forth in the convertible notes. Among the other covenants, the convertible notes contain a financial covenant whereby the Registrant will be required to achieve specified EBITDA (earnings before interest, tax, depreciation and amortization) and revenue targets in each of the fiscal quarters during which the convertible notes are outstanding. Any failure by the Registrant to achieve an EBITDA or revenue target in two consecutive fiscal quarters will be considered a breach of the financial covenant.

The transaction is expected to close on November 30, 2007. The net proceeds of approximately $6.4 million, after the payment of placement agent fees and transaction expenses, will be used for strategic initiatives and general working capital purposes.

At the closing of the transactions contemplated by the Securities Purchase Agreement, the Registrant and the Investors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Registrant will agree to provide registration rights with respect to the shares of common stock underlying the convertible notes and warrants under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. The Registration Rights Agreement provides that the Registrant must register for resale 130% of the sum of (i) the aggregate number of shares of common stock issued or issuable upon conversion of the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the Securities and Exchange Commission (the “SEC”), and (ii) the aggregate number of shares of common stock issued or issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. The Registration Rights Agreement also provides that if (i) the Registrant does not file a registration statement on or before the date that is 30 calendar days after the closing of the transactions contemplated by the Securities Purchase Agreement, (ii) a registration statement is not declared effective on or prior to a certain required effectiveness date, or (iii) after its effective date, such registration statement ceases to remain continuously effective and available to the Investors at any time prior to the expiration of a certain effectiveness period, then the Registrant must pay the Investors as a result of the event and for each month thereafter that such event continues, an amount in cash as partial liquidated damages equal to 1% of the aggregate purchase price paid by the Investors pursuant to the Securities Purchase Agreement for the shares underlying the convertible notes and warrants then held by the Investors.

In connection with the transaction, VM Investors, LLC, the Registrant’s majority shareholder (whose members include Craig Ellins, the Registrant’s Chief Executive Officer, and Amy Black, the President of the Registrant’s subsidiary, VMdirect LLC), will enter into a Lock-Up Letter Agreement in favor of the Investors pursuant to which VM Investors, LLC will agree not to offer, sell, pledge or otherwise dispose of any shares of common stock of the Registrant until the date that none of the convertible notes remain outstanding, subject to specified limited exceptions.

Also in connection with the transactions contemplated by the Securities Purchase Agreement, the Registrant will be required to pay its previously engaged placement agents an aggregate commission in cash equal to 8% of the gross proceeds from the sale of the convertible notes and warrants, plus a warrant to purchase 7% of the shares underlying the convertible notes and warrants issuable to the Investors, at an exercise price equal to $2.93. In addition, the Registrant agreed to pay the placement agents 1% of the gross proceeds to cover out-of-pocket expenses incurred in connection with the transactions contemplated by the Securities Purchase Agreement, including the actual and reasonable fees and disbursements of the placement agents’ legal counsel. Additionally, the Registrant agreed to reimburse the fund manager of one of the Investors for its out-of-pocket expenses incurred in connection with the transactions contemplated by the Securities Purchase Agreement, including the actual and reasonable fees and disbursements of the fund manager’s legal counsel, up to an aggregate amount of $85,000.

The issuance of the convertible notes and warrants, and the shares underlying the notes and warrants, is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act, as the convertible notes and warrants, and the shares underlying the notes and warrants, will be issued to accredited investors and were not originated through any general solicitation or advertisement. The convertible notes and warrants, and the shares underlying the notes and warrants, to be issued may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the SEC or with any state securities commission in respect of the transactions contemplated by the Securities Purchase Agreement.

The transaction documents, including, the Securities Purchase Agreement, and a form of the Senior Secured Convertible Note, Warrant, Registration Rights Agreement, Security Agreement, Pledge Agreement and Guaranty, are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, and incorporated herein by reference.

On November 30, 2007, the Registrant issued a press release announcing its entry into the Securities Purchase Agreement, which release is furnished herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

10.1	Securities Purchase Agreement dated November 29, 2007, by and between the Registrant and the Buyers listed on the Schedule of Buyers attached thereto.

10.2	Form of Senior Secured Convertible Note

10.3	Form of Warrant

10.4	Form of Registration Rights Agreement

10.5	Form of Security Agreement

10.6	Form of Pledge Agreement

10.7	Form of Guaranty

99.1	Press Release issued by the Registrant on November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: November 30, 2007	By:	/s/ Lorne Walker
Lorne Walker
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement dated November 29, 2007, by and between the Registrant and the Buyers listed on the Schedule of Buyers attached thereto.

10.2	Form of Senior Secured Convertible Note

10.3	Form of Warrant

10.4	Form of Registration Rights Agreement

10.5	Form of Security Agreement

10.6	Form of Pledge Agreement

10.7	Form of Guaranty

99.1	Press Release issued by the Registrant on November 30, 2007.